UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-7310	Michigan Consolidated Gas Company	38-0478040
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

      On June 10, 2005, DTE Energy Company (“DTE Energy”) issued a press release in which it announced Nick A. Khouri, DTE Energy Vice President and Treasurer, will make a presentation at the Deutsche Bank Securities Inc. Electric Power Conference at approximately 3:30 p.m. EDT Tuesday, June 14. For additional information, please see DTE Energy’s press release dated June 10, 2005, attached as Exhibit 99.1. A copy of the slide presentation is furnished as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release of DTE Energy Company dated June 10, 2005.

	99.2	Slide Presentation of DTE Energy Company dated June 14, 2005.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, The Detroit Edison Company’s (“Detroit Edison”) and Michigan Consolidated Gas Company’s (“MichCon”) 2004 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 14, 2005

DTE ENERGY COMPANY (Registrant)
/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

THE DETROIT EDISON COMPANY (Registrant)
/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)
/s/ N. A. Khouri
N. A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of DTE Energy Company dated June 10, 2005.

99.2	Slide Presentation of DTE Energy Company dated June 14, 2005.